UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2007

VIRAGEN INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17827	11-2788282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

865 SW 78th Avenue, Suite 100, Plantation, Florida	33324
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 233-8377

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

On October 18, 2007, Viragen International, Inc. (OTC BB: “VGNI”) and its parent, Viragen, Inc. (AMEX: “VRA”; “VRA.U”; “VRA.WS”) announced that the companies have each executed an Assignment for the Benefit of Creditors in accordance with Florida State law.

Viragen International, Inc. filed in the Circuit Court of the 17th Judicial Circuit In and For Broward County Florida, Case No. 07-27248 (02) and Viragen, Inc. filed in the Circuit Court of the 17th Judicial Circuit In and For Broward County Florida, Case No. 07-27244 (14).

The Board of Directors of each respective company resolved to proceed with the Assignment in light of each Company’s inability to raise sufficient financing to service current obligations and sustain operations as going concerns.

The Assignment is a legally prescribed business liquidation mechanism under the Florida State law that is an alternative to a formal bankruptcy proceeding. A designated Assignee will serve in a fiduciary capacity in connection with the foregoing Assignment and will assume his duties effective immediately.

The designated assignee in this matter is:

Soneet R. Kapila, C.P.A

Kapila & Company

1000 South Federal Highway, Suite 200

Ft. Lauderdale, FL. 33316

Phone: (954) 712-3201

Email: skapila@kapilaco.com

Under the terms of the Assignment, Viragen International, Inc. and Viragen, Inc. transferred to the Assignee, in trust for the benefit of each of the Companies‘ creditors, all property, including (but not limited to) the companies’ assets, accounts receivable, lists of creditors, books and records, etc.

Under Florida State law, the Assignee has the full power and authority to dispose of companies’ property, sue for and recover in his own name everything belonging to the companies, compromise and settle all claims, disputes and litigations of, and review any transfers of the companies’ property.

Viragen International, Inc. and Viragen, Inc. have both failed to file their respective Annual Reports on Form 10-K with the SEC by the required due date. The companies have no plans to file further financial reports.

On October 16, 2007, the Directors of Viragen (Scotland) Limited filed a petition at the Courts in Glasgow, UK for the winding up of Viragen (Scotland) Limited, under Section 135 of the Insolvency Act (Scotland) 1986. Mr. Graham Martin, Chartered Accountant, PricewaterhouseCoopers LLP, of Kintyre House, 209 West George Street, Glasgow, G2 2LM is expected to be appointed as Provisional Liquidator.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAGEN INTERNATIONAL, INC.

Date: October 23, 2007	By:	/s/ Dennis W. Healey
Dennis W. Healey
Executive Vice President and Principal Financial Officer